Exhibit 1.1

Terms Agreement

February 23, 2021

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

as Representative(s) of the Several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

The Interpublic Group of Companies, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Basic Provisions set forth as Exhibit 1.1 to the Company’s registration statement on Form S-3 (No. 333-230666) (the “Underwriting Agreement”), attached hereto as Annex A, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) on the terms specified in Schedule II hereto the Securities specified in Exhibit A hereto (the “Underwritten Securities”). The Representatives of the several Underwriters named in this Terms Agreement shall be deemed to be “Representatives” under the Underwriting Agreement. Except to the extent amended hereby, each of the provisions of the Underwriting Agreement are incorporated herein by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of the Underwritten Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. You represent that you are authorized on behalf of yourselves and each of the Underwriters to enter into this Terms Agreement.

[Signature Pages Follow]

2

Very truly yours,

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By:	/s/ Alessandro Nisita
Name: Alessandro Nisita Title: Senior Vice President and Treasurer

Accepted as of the date hereof:

BOFA SECURITIES, INC. CITIGROUP GLOBAL MARKETS INC. MORGAN STANLEY & CO. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	BOFA SECURITIES, INC.

By:	/s/ Kevin Wehler
Name: Kevin Wehler
Title: Managing Director

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: ED

SCHEDULE I TO TERMS AGREEMENT

Underwriters	Principal Amount of 2031 Notes To Be Purchased
BofA Securities, Inc.	$90,000,000
Citigroup Global Markets Inc.	90,000,000
Morgan Stanley & Co. LLC	90,000,000
J.P. Morgan Securities LLC	90,000,000
HSBC Securities (USA) Inc.	21,000,000
BBVA Securities Inc.	16,000,000
BNP Paribas Securities Corp.	16,000,000
ING Financial Markets LLC	16,000,000
Wells Fargo Securities, LLC	16,000,000
MUFG Securities Americas Inc.	13,250,000
Citizens Capital Markets, Inc.	7,250,000
PNC Capital Markets LLC	7,250,000
U.S. Bancorp Investments, Inc.	7,250,000
Danske Markets Inc.	5,000,000
Goldman Sachs & Co. LLC	5,000,000
Intesa Sanpaolo S.p.A.	5,000,000
Loop Capital Markets LLC	5,000,000

Total	$500,000,000

Underwriters	Principal Amount of 2041 Notes To Be Purchased
BofA Securities, Inc.	$90,000,000
Citigroup Global Markets Inc.	90,000,000
Morgan Stanley & Co. LLC	90,000,000
J.P. Morgan Securities LLC	90,000,000
HSBC Securities (USA) Inc.	21,000,000
BBVA Securities Inc.	16,000,000
BNP Paribas Securities Corp.	16,000,000
ING Financial Markets LLC	16,000,000
Wells Fargo Securities, LLC	16,000,000
MUFG Securities Americas Inc.	13,250,000
Citizens Capital Markets, Inc.	7,250,000
PNC Capital Markets LLC	7,250,000
U.S. Bancorp Investments, Inc.	7,250,000
Danske Markets Inc.	5,000,000
Goldman Sachs & Co. LLC	5,000,000
Intesa Sanpaolo S.p.A.	5,000,000
Loop Capital Markets LLC	5,000,000

Total	$500,000,000

SCHEDULE II TO TERMS AGREEMENT

Time of Sale Prospectus:

•	Prospectus, dated April 1, 2019

•	Preliminary Prospectus Supplement, dated February 23, 2021 relating to the Underwritten Securities

•	Final Term Sheet attached as Exhibit A to this Terms Agreement

Title of Designated Securities:

2.400% Senior Notes due 2031 (the “2031 Notes”)

3.375% Senior Notes due 2041 (the “2041 Notes,” and together with the 2031 Notes, the “Notes”)

Aggregate Principal Amount:

$500,000,000 of 2031 Notes

$500,000,000 of 2041 Notes

Denominations:

$2,000 and integral multiples of $1,000 in excess thereof

Purchase Price by Underwriters:

99.182% of the principal amount of the 2031 Notes ($495,910,000), plus accrued interest, if any, from February 25, 2021

98.908% of the principal amount of the 2041 Notes ($494,540,000), plus accrued interest, if any, from February 25, 2021

Opinions:

The opinions to be delivered on the Closing Date for purposes of Sections 5(c) and (d) of the Underwriting Agreement Basic Provisions shall be substantially in the forms separately provided to you, each of which is in form and substance satisfactory to you for purposes of such Section.

Applicable Time:

5:30 p.m., New York City time, February 23, 2021

Time of Delivery:

9:30 a.m., New York City time, February 25, 2021

Closing Location:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Redemption Provisions:

Optional Redemption:

The redemption price for the 2031 Notes we redeem prior to December 1, 2030 (three months prior to the maturity date of the Notes), will be equal to the greater of:

•  100% of the principal amount of the 2031 Notes to be redeemed; and

•  a “make-whole” amount, which will equal the sum of the present values of the Remaining Scheduled Payments (as defined in the Preliminary Prospectus Supplement) on the 2031 Notes discounted to the redemption date, on a semiannual basis, at a rate equal to the sum of the applicable Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 20 basis points, plus the accrued and unpaid interest thereon to, but excluding, the redemption date.

In addition, the Company may redeem, in whole or in part, the 2031 Notes at any time on or after December 1, 2030 (three months prior to the maturity date of the 2031 Notes) at a redemption price equal to 100% of the principal amount of the 2031 Notes, plus the accrued and unpaid interest thereon to, but excluding, the redemption date.

The redemption price for the 2041 Notes we redeem prior to September 1, 2040 (six months prior to the maturity date of the 2041 Notes), will be equal to the greater of:

•  100% of the principal amount of the 2041 Notes to be redeemed; and

•  a “make-whole” amount, which will equal the sum of the present values of the Remaining Scheduled Payments (as defined in the Preliminary Prospectus Supplement) on the 2041 Notes discounted to the redemption date, on a semiannual basis, at a rate equal to the sum of the applicable Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 25 basis points, plus the accrued and unpaid interest thereon to, but excluding, the redemption date.

In addition, the Company may redeem, in whole or in part, the 2041 Notes at any time on or after September 1, 2040 (six months prior to the maturity date of the 2041 Notes) at a redemption price equal to 100% of the principal amount of the 2041 Notes, plus the accrued and unpaid interest thereon to, but excluding, the redemption date.

Change of Control:	Upon the occurrence of a Change of Control Repurchase Event with respect to the Notes, we will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but excluding, the date of repurchase.

Address for Notices to the Representatives:

BofA Securities, Inc.

1540 Broadway

NY8-540-26-02

New York, NY 10036

Attention: High Grade Transaction Management/Legal

Facsimile: (212) 901-7881

Email: dg.hg_ua_notices@bofa.com

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Fax: (646) 291-1469

Attention: General Counsel

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Attention: Investment Banking Division

Phone: (212) 761-6691

Facsimile: (212) 507-8999

Address for Notices to the Company:

The Interpublic Group of Companies, Inc.

Attention: Secretary

909 Third Avenue

New York, New York 10022

With a copy to:

The Interpublic Group of Companies, Inc.

Attention: Treasurer

909 Third Avenue

New York, New York 10022

SCHEDULE III TO TERMS AGREEMENT

None.

EXHIBIT A TO TERMS AGREEMENT

February 23, 2021

Relating to the Preliminary Prospectus Supplement dated February 23, 2021 to the Prospectus dated April 1, 2019

Registration Statement No. 333-230666

Final Term Sheet

2.400% Senior Notes due 2031

3.375% Senior Notes due 2041

Issuer:	The Interpublic Group of Companies, Inc.

Trade Date:	February 23, 2021

Settlement Date:	February 25, 2021 (T+2)

Title of Securities:	2.400% Senior Notes due 2031 (the “2031 Notes”) 3.375% Senior Notes due 2041 (the “2041 Notes”)

Size:	$500,000,000 for the 2031 Notes $500,000,000 for the 2041 Notes

Maturity Date:	March 1, 2031 for the 2031 Notes March 1, 2041 for the 2041 Notes

Benchmark Treasury Price/Yield:	97-23+ / 1.369% for the 2031 Notes 97-10 / 2.040% for the 2041 Notes

Benchmark Treasury:	1.125% UST due February 15, 2031 for the 2031 Notes 1.875% UST due February 15, 2041 for the 2041 Notes

Spread to Benchmark Treasury:	+105 basis points for the 2031 Notes +135 basis points for the 2041 Notes

Yield to Maturity:	2.419% for the 2031 Notes 3.390% for the 2041 Notes

Price to Public:	99.832% of principal amount for the 2031 Notes 99.783% of principal amount for the 2041 Notes

Coupon:	2.400% for the 2031 Notes 3.375% for the 2041 Notes

Interest Payment Dates:	March 1 and September 1, beginning September 1, 2021 (long first coupon)

Record Dates:	February 15 and August 15

Underwriting Discount:	0.650% for the 2031 Notes 0.875% for the 2041 Notes

Net Proceeds (Before Expenses) to Issuer:	$495,910,000 (99.182%) for the 2031 Notes $494,540,000 (98.908%) for the 2041 Notes

Optional Redemption:

The redemption price for each series of the Notes we redeem prior to, in the case of the 2031 Notes, December 1, 2030 (three months prior to the maturity date of such Notes) and in the case of the 2041 Notes, September 1, 2040 (six months prior to the maturity date of such Notes), will be equal to the greater of:

•  100% of the principal amount of the series of Notes to be redeemed; and

•  a “make-whole” amount, which will equal the sum of the present values of the Remaining Scheduled Payments (as defined in the Preliminary Prospectus Supplement) on such series of the Notes discounted to the redemption date on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus, in the case of the 2031 Notes, 20 basis points and in the case of the 2041 Notes, 25 basis points, plus, the applicable accrued and unpaid interest thereon to, but excluding, the applicable redemption date.

In addition, we may, at our option, redeem, in whole or in part, the 2031 Notes at any time on or after December 1, 2030 (three months prior to the maturity date of such Notes) and the 2041 Notes at any time on or after September 1, 2040 (six months prior to the maturity date of such Notes), in each case, at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus the applicable accrued and unpaid interest thereon to, but excluding, the applicable redemption date.

CUSIP/ISIN:	460690 BT6 / US460690BT64 for the 2031 Notes 460690 BS8 / US460690BS81 for the 2041 Notes

Joint Book-Running Managers:	Citigroup Global Markets Inc. BofA Securities, Inc. Morgan Stanley & Co. LLC J.P. Morgan Securities LLC

Senior Co-Managers:	BBVA Securities Inc. BNP Paribas Securities Corp. HSBC Securities (USA) Inc. ING Financial Markets LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	Citizens Capital Markets, Inc. Danske Markets Inc. Goldman Sachs & Co. LLC Intesa Sanpaolo S.p.A.** Loop Capital Markets LLC PNC Capital Markets LLC U.S. Bancorp Investments, Inc.

**

Intesa Sanpaolo S.p.A. is not a U.S. registered broker-dealer and it will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement, including a prospectus and a preliminary prospectus supplement, with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement (or, if available, the prospectus supplement) if you request it by calling BofA Securities, Inc. at 1-800-294-1322, Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded (other than any statement relating to the identity of the legal entity authorizing or sending this communication in a non-US jurisdiction). Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another e-mail system.

ANNEX A

UNDERWRITING AGREEMENT

BASIC PROVISIONS

The Interpublic Group of Companies, Inc.

Underwriting Agreement

Basic Provisions

The Interpublic Group of Companies, Inc., a Delaware corporation (the “Company”) proposes to issue and sell from time to time certain of its senior debt securities (the “Securities”), on terms to be determined at the time of sale. The Securities will be issued under an indenture, dated as of March 2, 2012 (as may be supplemented from time to time, the “Indenture”), between the Company and U.S. Bank National Association (the “Trustee”). Each issue of Securities may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption provisions, conversion provisions and sinking fund requirements, if any, and any other variable terms which the Indenture, contemplates may be set forth in the Securities as issued from time to time.

This is to confirm the arrangements with respect to the purchase of Securities (the “Underwritten Securities”) from the Company by the Representatives identified in, and the several Underwriters listed in, the applicable terms agreement entered into between the Representatives and the Company of which this Underwriting Agreement is Annex A thereto (the “Terms Agreement”). With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as the “Agreement.” Terms defined in the Terms Agreement are used herein as therein defined.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-230666), relating to the Securities, including the Underwritten Securities, to be issued from time to time by the Company. The registration statement as amended to the date of the applicable Terms Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Underwritten Securities dated in the form first used to confirm sales of those Underwritten Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Underwritten Securities in the form first used to confirm sales of the Underwritten Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus supplement, any free writing prospectus and the pricing information set forth in Schedule II of the Terms Agreement with respect to such Underwritten Securities, and “road show” means a “road show” that is a “written communication,” including any “bona fide electronic road show” (each as defined in Rule 433(h) under the Securities Act) including the investor presentation, if any, listed on Schedule III hereto and hereinafter referred to as the “investor presentation”, with respect to an offering of Underwritten Securities. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters named in the Terms Agreement as of the date thereof, as of the Applicable Time as specified in the Terms Agreement and as of the Closing Date as defined in Section 4 hereof that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company was (i) at the time of initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, and is at the date of the Terms Agreement, a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus as of its date does not, and as of the Applicable Time and Closing Date, as then amended or supplemented by the Company, does not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each road show, if any, including the investor presentation, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c) At the date of any Terms Agreement, the Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act and any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and no such free writing prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided that the Company makes no representation or warranty with respect to information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein. Except for the free writing prospectuses, if any, identified in Schedule II of the Terms Agreement, and road shows, if any, including the investor presentation, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated or formed, is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so incorporated, formed, existing or qualified or be in good standing or have such corporate authority would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all of the issued shares of capital stock, membership interests or other equity interests that the Company owns with respect to each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that the failure to be so authorized, issued and fully paid and non-assessable and so owned would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) The Terms Agreement has been duly authorized, executed and delivered by the Company.

(g) The Underwritten Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of a Terms Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability; will be entitled to the benefits of the Indenture; and will conform in all material respects to the description thereof in the Time of Sale Prospectus and the Prospectus.

(h) The Indenture and any supplement thereto with respect to any particular Underwritten Securities comply in all material respects with the applicable requirements of the Trust Indenture Act and has been duly authorized by the Company and the Indenture has been, and, at the Closing Date, any supplemental indenture will be, duly executed and delivered by the Company, and the Indenture is, and any supplemental indenture will be, a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability; and the Indenture and any indenture supplemented thereto with respect to particular Underwritten Securities will conform in all material respects to the description thereof in the Time of Sale Prospectus and the Prospectus.

(i) The Company’s authorized and outstanding capitalization is as set forth in the Time of Sale Prospectus and the Prospectus.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, and the Securities, and the consummation of the transactions or actions contemplated by the Time of Sale Prospectus and the Prospectus will not contravene (i) any provision of applicable law, (ii) the restated certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except, in the case of clauses (i) and (iii) above, for such contraventions that would not have a material adverse effect on the Company and its subsidiaries taken as a whole), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, and the Underwritten Securities, and the consummation of the transactions or actions contemplated therein or by the Time of Sale Prospectus and the Prospectus, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Underwritten Securities or which has already been obtained, taken or made.

(k) There has not occurred any material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto).

(l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Underwritten Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) PricewaterhouseCoopers LLP, who certified the financial statements and any supporting schedules thereto included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(p) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the selected financial data incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus fairly present, on the basis stated therein, the information included therein.

(q) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that, on a consolidated basis: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures in accordance with paragraph (a) of Rule 13a-15 under the Exchange Act, its management has conducted the evaluations required under paragraph (b) of such rule, and the Company has disclosed the conclusions of its principal executive and principal financial officers regarding the effectiveness of its disclosure controls and procedures based on such evaluations, as required by Item 307 of Regulation S-K of the Commission.

(r) Since July 30, 2002, the Company has not, directly or indirectly (through any subsidiary or otherwise), extended or maintained credit, or arranged for or renewed an extension of credit, in the form of a personal loan to any director or officer of the Company, except to the extent permitted under Section 13 of the Exchange Act.

(s) The Company is subject to, and is in full compliance with, the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(t) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, representative or “affiliate” (as defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)) of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is currently the subject of any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority (collectively, “Sanctions”)); and the Company will not, and will use commercially reasonable efforts to cause its subsidiaries, directors, officers, agents, employees, representatives or Affiliates not to, directly or indirectly, use the proceeds of the offering of the Underwritten Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of or with any Person that is the target of any list-based sanctions, or in any country, territory or region that, at the time of such financing, is the target of any comprehensive sanctions (but not list-based or arms-related) imposed by Sanctions.

(u) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, representative or Affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) listed in any Sanctions-related list of designated persons administered by OFAC, the United Nations Security Council, the European Union and Her Majesty’s Treasury of the United Kingdom; or (ii) operating, organized or resident in a country, territory or region that is, the subject of comprehensive sanctions (but not list-based or arms-related).

(v) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, representative or Affiliate of the Company or any of its subsidiaries, has been charged with, has been convicted of, or, to the knowledge of the Company, is under investigation for, a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction applicable to the Company and its subsidiaries (collectively, “Anti-Corruption Laws”). The Company has implemented and will maintain in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Company and its subsidiaries with Anti-Corruption Laws.

(w) The operations of the Company and its subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, or, to the knowledge of the Company, or any of its subsidiaries, with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(x) Except as disclosed in the Time of Sale Prospectus and the Prospectus, (x)(i) there has been no security breach or other compromise of or relating to any information technology and computer systems, networks, hardware, software, data, or equipment owned by the Company or its subsidiaries or of any data of the Company’s or its subsidiaries’ respective customers, employees, suppliers, vendors that they maintain or that, to their best knowledge after due inquiry, any third party maintains on their behalf (collectively, “IT Systems and Data”) that had, or would reasonably be expected to have had, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that had, or would reasonably be expected to have had, a material adverse effect on the Company and its subsidiaries, taken as a whole; (y) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the protection of IT Systems and Data from a security breach or unauthorized use, access, misappropriation, modification or other compromise, except as would not, in the case of this clause (y), individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and (z) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Agreements to Sell and Purchase. The obligations of the Underwriters to purchase, and the Company to sell, the Underwritten Securities shall be evidenced by the Terms Agreement. The Terms Agreement specifies the principal amount of the Underwritten Securities, the names of the Underwriters participating in the offering, and the principal amount of Underwritten Securities which each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, the purchase price to be paid by the Underwriters, the initial public offering price, if any, of the Underwritten Securities and any terms of the Underwritten Securities not already specified in the Indenture pursuant to which they are being issued (including, but not limited to, designations, denominations, current ratings, interest rates or formulas, payment dates, maturity dates, and redemption provisions).

3. Public Offering. It is understood that the Underwriters propose to make a public offering of their respective portions of the Securities upon the terms set forth in the applicable Prospectus.

4. Payment and Delivery. Payment for the Underwritten Securities shall be made to the Company in federal or other funds immediately available in New York City on the closing date and time set forth in Schedule II of the Terms Agreement or at such other time on the same or such other date, not later than the third business day thereafter, as may be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Delivery of the Underwritten Securities shall be made to Representatives on the Closing Date for the respective accounts of the several Underwriters of the Underwritten Securities registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement are subject to the following conditions:

(a) Subsequent to the execution and delivery of the Terms Agreement and prior to the Closing Date:

(i) there shall not have occurred, since the date of the Terms Agreement, any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred, since the date of the Terms Agreement, any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Underwriters’ judgment, is material and adverse and that makes it, in the Underwriters’ judgment, impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and letter of, outside counsel for the Company, dated the Closing Date, substantially in the forms contemplated by the Terms Agreement.

(d) The Company shall have requested and caused the General Counsel of the Company to furnish the Representatives his opinion, dated the Closing Date, substantially in the forms contemplated by the Terms Agreement.

(e) The Underwriters shall have received on the Closing Date an opinion of counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Underwritten Securities, the Time of Sale Prospectus and the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling it to pass upon such matters.

(f) The Underwriters shall have received, on the date of the Terms Agreement and the Closing Date, a letter, dated the date of the Terms Agreement or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from the independent public accountants to the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date of the Terms Agreement.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) During the period from the Applicable Time to the Closing Date, to furnish to the Representatives, upon request and without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the relevant Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) During the period from the Applicable Time to the Closing Date, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(c) During the period from the Applicable Time to the Closing Date, to furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) During the period from the Applicable Time to the Closing Date, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus with respect to an offering of Underwritten Securities prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Underwritten Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Underwritten Securities when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Underwritten Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Underwritten Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Underwritten Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc., (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations, if applicable, on any “road show” undertaken in connection with the marketing of the offering of the Securities, including the investor presentation, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and the Terms Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Section 8 entitled “Indemnity and Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Underwritten Securities by them and any advertising expenses connected with any offers they may make.

(j) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Underwritten Securities (other than (i) the Underwritten Securities, (ii) commercial paper issued in the ordinary course of business, or (iii) securities or warrants permitted with the prior written consent of the Representative identified in Schedule I of the Terms Agreement with the authorization to release this lock-up on behalf of the Underwriters).

(k) To prepare a final term sheet relating to the offering of the Underwritten Securities, containing only information that describes the final terms of the Underwritten Securities or the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Underwritten Securities.

7. Covenants of the Underwriters. Each of the Underwriters covenants with the Company as follows:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any free writing prospectus other than (i) a free writing prospectus that is not required under the Securities Act to be filed, (ii) any issuer free writing prospectus listed on Schedule II to the Terms Agreement or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

(b) Unless otherwise specified in the Terms Agreement, it has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission, provided that the Underwriter may use a term sheet substantially in the form set forth in Exhibit A to the Terms Agreement without the consent of the Company; provided further that the Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

8. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, including the investor presentation, or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such losses, claims, damages, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act or the Prospectus or in any amendment thereof or any supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, road show, including the investor presentation, or the Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, then the indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any of the Company’s securities shall have been suspended by the Commission or the New York Stock Exchange; (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (iii) a banking moratorium shall have been declared by federal, Delaware or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

10. Effectiveness; Defaulting Underwriters. If any one or more Underwriters shall fail to purchase and pay for any of the Underwritten Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Underwritten Securities set forth opposite their names in Schedule I to the Terms Agreement bears to the aggregate principal amount of Underwritten Securities set forth opposite the names of all the remaining Underwriters) the Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Underwritten Securities set forth in Schedule I to the Terms Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Underwritten Securities, and if such nondefaulting Underwriters do not purchase all the Underwritten Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Entire Agreement.

(a) This Agreement, together with the relevant Terms Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Underwritten Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Underwritten Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. The Terms Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at the address set forth in Schedule II of the Terms Agreement; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule II of the Terms Agreement.

16. Trial by Jury. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Severability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will (i) remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriters, the Company, its officers or employees, or any person controlling the Company, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

19. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. Contractual Acknowledgement with Respect to the Exercise of Bail-In Powers.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between the Company and the Underwriters, the Company acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below), and acknowledges, accepts and agrees to be bound by:

(a)     the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters (the “Relevant BRRD Party”) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)     the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)     the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)     the cancellation of the BRRD Liability;

(iv)     the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)     the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this section:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.